                                                                    Exhibit 2(a)

                         AGREEMENT AND PLANS OF MERGER

                           AND COMPLETE LIQUIDATION


                         dated as of January 25, 1996


                                     among


                         LOCKHEED MARTIN CORPORATION,

                             LOCKHEED CORPORATION,

                  LOCKHEED MISSILES AND SPACE COMPANY, INC.,

                            LOCKHEED SANDERS, INC.

                         MARTIN MARIETTA CORPORATION,

                                      and

                      MARTIN MARIETTA TECHNOLOGIES, INC.

                         AGREEMENT AND PLANS OF MERGER
                           AND COMPLETE LIQUIDATION


          This AGREEMENT AND PLANS OF MERGER AND COMPLETE LIQUIDATION (this "Agreement") dated as of January 25, 1996, is among Lockheed Martin Corporation, a Maryland corporation ("LMC"), Lockheed Corporation, a Delaware corporation ("Lockheed"), Lockheed Missiles and Space Company, Inc., a California corporation ("LM&SC"), Lockheed Sanders, Inc., a Delaware corporation ("Sanders"), Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"), and Martin Marietta Technologies, Inc., a Maryland corporation ("MMTI").


                                   RECITALS

          WHEREAS, the Board of Directors of each of LMC, Lockheed, LM&SC and Sanders deems it advisable and in the best interests of their respective stockholders that LM&SC merge with and into Lockheed (the "LM&SC-Lockheed Merger") and that Sanders merge with and into Lockheed (the "Sanders-Lockheed Merger");

          WHEREAS, the Board of Directors of each of LMC, Martin Marietta and MMTI deems it advisable and in the best interests of their respective stockholders that MMTI merge with and into Martin Marietta (the "MMTI-MMC Merger");

          WHEREAS, the Board of Directors of each of LMC, Lockheed and Martin Marietta deems it advisable and in the best interests of their respective stockholders that, following the consummation of the last to occur of the LM&SC-Lockheed Merger, the Sanders-Lockheed Merger and the MMTI-Martin Marietta Merger, Martin Marietta merge with and into LMC (the "MMC-LMC Merger") and that, following the MMC-LMC Merger, Lockheed merge with and into LMC (the "Lockheed-LMC Merger"); and

          WHEREAS, each of the LM&SC-Lockheed Merger, the Sanders-Lockheed Merger, the MMTI-MMC Merger, the Lockheed-LMC Merger and the MMC-LMC Merger (collectively referred to herein as the "Mergers"), respectively, is intended to qualify as a complete liquidation under Section 332 of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                  The Mergers

          Section 1.1.  The Lockheed Heritage Mergers.
                        -----------------------------

          (a) LM&SC and Lockheed shall execute and cause to be filed a certificate of merger in the form attached to this Agreement as Exhibit A (the "LM&SC-Lockheed Certificate) with the Secretary of State of the State of Delaware and the Secretary of State of the State of California. The LM&SC-Lockheed Certificate shall provide that the LM&SC-Lockheed Merger shall be effective at 11:57 p.m. Eastern Standard Time on the Merger Date as hereinafter defined. LM&SC and Lockheed shall take all actions necessary or appropriate to consummate the LM&SC-Lockheed Merger in accordance with the provisions of the LM&SC-Lockheed Certificate.

          (b) Sanders and Lockheed shall execute and cause to be filed a certificate of merger in the form attached to this Agreement as Exhibit B (the "Sanders-Lockheed Certificate) with the Secretary of State of the State of Delaware. The Sanders-Lockheed Certificate shall provide that the Sanders-Lockheed Merger shall be effective at 11:57 p.m. Eastern Standard Time on the Merger Date as hereinafter defined. Sanders and Lockheed shall take all actions necessary or appropriate to consummate the Sanders-Lockheed Merger in accordance with the provisions of the Sanders-Lockheed Certificate.

          (c) Lockheed and LMC shall execute and cause to be filed (i) a certificate of merger in the form attached to this Agreement as Exhibit C (the "Lockheed-LMC Certificate) with the Secretary of State of the State of Delaware and (ii) articles of merger in the form attached hereto as Exhibit D (the "Lockheed-LMC Articles") with the State Department of Assessments and Taxation of the State of Maryland. The Lockheed-LMC Certificate and the Lockheed-LMC Articles shall provide that the Lockheed-LMC Merger shall be effective at 11:59 p.m. Eastern Standard Time on the Merger Date as hereinafter defined. Lockheed and LMC shall take all actions necessary or appropriate to consummate the Lockheed-LMC Merger in accordance with the provisions of the Lockheed-LMC Certificate and the Lockheed-LMC Articles.

          Section 1.2.  The Martin Marietta Heritage Mergers.
                        ------------------------------------

          (a) Martin Marietta and MMTI will cause articles of merger in the form attached to this Agreement as Exhibit E (the "MMTI-MMC Articles") to be filed with the State Department of Assessments and Taxation of the State of Maryland. The MMTI-MMC Articles shall provide that the MMTI-MMC Merger shall be effective at 11:57 p.m. Eastern Standard Time on the Merger Date as hereinafter defined. MMTI and MMC shall take all actions necessary or appropriate to consummate the MMTI-MMC Merger in accordance with the provisions of the MMTI-MMC Articles.

          (b) LMC and Martin Marietta will cause articles of merger in the form attached to this Agreement as Exhibit F (the "MMC-LMC Articles") to be filed with the State

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Department of Assessments and Taxation of the State of Maryland. The MMC-LMC
Articles shall provide that the MMC-LMC Merger shall be effective at 11:58 p.m. Eastern Standard Time on the Merger Date as hereinafter defined. Martin Marietta and LMC shall take all actions necessary or appropriate to consummate the MMC-LMC Merger in accordance with the provisions of the MMC-LMC Articles.

                                  ARTICLE II

                                   Approvals

          Section 2.01. Each of the parties to this Agreement covenants and agrees for the benefit of each of the other parties to this Agreement to take any and all action necessary or appropriate (including approval by their respective boards of directors and shareholders, if necessary) to consummate the Mergers in accordance with all applicable laws, including the Maryland General Corporation Law, the General Corporation Law of the State of Delaware and the California General Corporation Law.

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                                  ARTICLE III

                               Effect of Mergers

          Section 3.01.  LM&SC-Lockheed Merger.  Upon consummation of the LM&SC-
                         ---------------------
Lockheed Merger, LM&SC shall immediately cease to exist and Lockheed shall succeed to all rights and obligations of LM&SC. Each share of capital stock of Lockheed which shall be outstanding at the effective time of this merger shall, by virtue of the merger and without any action on the part of the holder thereof, remain an outstanding share of capital stock of the corporation surviving the merger provided for herein. Each share of capital stock of LM&SC which shall be outstanding at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled and no consideration shall be paid in respect thereof. The Certificate of Incorporation and Bylaws of Lockheed shall be the Certificate of Incorporation and Bylaws of the surviving corporation and shall thereafter continue to be its Certificate of Incorporation and Bylaws until changed as provided therein and by law.

          Section 3.02.  Sanders-Lockheed Merger.  Upon consummation of the
                         -----------------------
Sanders-Lockheed Merger, Sanders shall cease to exist and Lockheed shall succeed to all rights and obligations of Sanders. Each share of capital stock of Lockheed which shall be outstanding at the effective time of this merger shall, by virtue of the merger and without any action on the part of the holder thereof, remain an outstanding share of capital stock of the corporation surviving the merger provided for herein. Each share of capital stock of Sanders which shall be outstanding at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled and no consideration shall be paid in respect thereof. The Certificate of Incorporation and Bylaws of Lockheed shall be the Certificate of Incorporation and Bylaws of the surviving corporation and shall thereafter continue to be its Certificate of Incorporation and Bylaws until changed as provided therein and by law.

          Section 3.03.  MMTI-MMC Merger.  Upon consummation of the MMTI-MMC
                         ---------------
Merger, MMTI shall cease to exist and Martin Marietta shall succeed to all rights and obligations of MMTI. Each share of capital stock of Martin Marietta which shall be outstanding at the effective time of this merger shall, by virtue of the merger and without any action on the part of the holder thereof, remain an outstanding share of capital stock of the corporation surviving the merger provided for herein. Each share of capital stock of MMTI which shall be outstanding at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled and no consideration shall be paid in respect thereof. The Charter and Bylaws of Martin Marietta shall be the Charter and Bylaws of the surviving corporation and shall thereafter continue to be its Charter and Bylaws until changed as provided therein and by law.

          Section 3.04.  Lockheed-LMC Merger.  Upon consummation of the
                         -------------------
Lockheed-LMC Merger, Lockheed shall cease to exist and LMC shall succeed to all rights and obligations of Lockheed (including all rights and obligations to which

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Lockheed succeeded pursuant to the LM&SC-Lockheed Merger and the Sanders-
Lockheed Merger, respectively). Each share of capital stock of LMC which shall be outstanding at the effective time of this merger shall, by virtue of the merger and without any action on the part of the holder thereof, remain an outstanding share of capital stock of the corporation surviving the merger provided for herein. Each share of capital stock of Lockheed which shall be outstanding at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled and no consideration shall be paid in respect thereof. The Charter and Bylaws of LMC shall be the Charter and Bylaws of the surviving corporation and shall thereafter continue to be its Charter and Bylaws until changed as provided therein and by law.

          Section 3.05.  MMC-LMC Merger.  Upon consummation of the MMC-LMC
                         --------------
Merger, Martin Marietta shall cease to exist and LMC shall succeed to all rights and obligations of Martin Marietta (including all rights and obligations to which Martin Marietta succeeded pursuant to the MMTI-MMC Merger). Each share of capital stock of LMC which shall be outstanding at the effective time of this merger shall, by virtue of the merger and without any action on the part of the holder thereof, remain an outstanding share of capital stock of the corporation surviving the merger provided for herein. Each share of capital stock of Martin Marietta which shall be outstanding at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled and no consideration shall be paid in respect thereof. The Charter and Bylaws of LMC shall be the Charter and Bylaws of the surviving corporation and shall thereafter continue to be its Charter and Bylaws until changed as provided therein and by law.

          Section 3.06.  Complete Liquidation.    Each of the Mergers is
                         --------------------
intended to qualify as a complete liquidation under Section 332 of the Internal Revenue Code of 1986, as amended, of the entity merging out of existence.

                                  ARTICLE IV

                                 Miscellaneous

          Section 4.01.  Counterparts.  The Agreement and any amendment thereof
                         ------------
may be executed in two or more counterparts, all of which shall be considered the same agreement.

          Section 4.02.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

          Section 4.03.  Exhibits.  All Exhibits to this Agreement referred to
                         --------
herein are intended to be and hereby are specifically made a part of this Agreement.

          Section 4.04.  Headings.  All section headings contained in this
                         --------
Agreement are for convenience of reference only, do not form a part of this Agreement and shall not effect in any way the meaning or interpretation of this Agreement.

          Section 4.05.  No Third Party Beneficiaries.  The terms and conditions
                         ----------------------------
of this Agreement are for the sole benefit of the parties to this Agreement and their successors and assigns only, and shall not be relied upon by, nor construed as conferring any rights upon, any other persons.

          Section 4.06.  Condition Precedent and Merger Date.  Notwithstanding
                         -----------------------------------
anything to the contrary contained herein, this Agreement shall become null and void, the obligations of the parties to proceed with the Mergers contemplated herein shall terminate and the Plans of Merger and Complete Liquidation contained herein shall be rescinded unless, on or prior to the Merger Date as hereinafter defined, one of the Chairman of the Board, the President and Chief Executive Officer or the Vice President and General Counsel of LMC executes a certificate to the effect that satisfactory agreements have been reached with the United States Government concerning the transfer of contracts from each such party to LMC and later lodges such certificate with the Corporate Secretary of each party to this Agreement for inclusion with the minutes of that partyOs Board of Directors. The Merger Date shall be January 28, 1996, provided, however, that either the Chairman of the Board or the President of LMC may extend this date to a date through and including May 1, 1996.

          Section 4.07  Amendment. No amendment of any provision of this
                        ---------
Agreement shall be valid unless the same shall be in writing and signed by all the parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

ATTEST:                        LOCKHEED MARTIN
                               CORPORATION


_________________________      By:________________________


ATTEST:                        LOCKHEED CORPORATION


_________________________      By:________________________


ATTEST:                        MARTIN MARIETTA
                               CORPORATION

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_________________________      By:________________________


ATTEST:                        LOCKHEED MISSILES AND
                               SPACE COMPANY, INC.


_________________________      By:________________________

ATTEST:                        LOCKHEED SANDERS, INC.


_________________________      By:________________________


ATTEST:                        MARTIN MARIETTA
                               TECHNOLOGIES, INC.


_________________________      By:________________________

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